Exhibit 99.1

ChannelAdvisor Announces Second Quarter 2015 Financial Results
Revenue of $24.2 million increases 16 percent year-over-year

Research Triangle Park, NC - August 4, 2015 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and manufacturers to increase global sales, today announced its financial results for the quarter ended June 30, 2015.

"We exceeded the high end of our guidance for revenue in the second quarter due to a number of factors including strength in variable revenue and better pricing dynamics,” said David Spitz, CEO of ChannelAdvisor. “We are seeing early signs of success from the strategy that we established earlier this year - to focus on larger customers and brands, increase pricing discipline, and accelerate our path to profitability while continuing to enhance and extend our technology leadership. We’re particularly encouraged by the improved leverage in our model which resulted in adjusted EBITDA that was well above expectations and was in fact our smallest loss since going public more than two years ago. Our focus remains on driving revenue growth that can be profitable for us over time."

Second Quarter 2015 Financial Results

•	Total revenue of $24.2 million for the second quarter of 2015 increased 16 percent compared with total revenue of $20.8 million for the second quarter of 2014.

•
GAAP net loss was $(6.5) million compared with a net loss of $(9.6) million in the second quarter of 2014. GAAP net loss per share was $(0.26), based on 25.0 million weighted average shares outstanding, compared with a net loss per share of $(0.39), based on 24.6 million weighted average shares outstanding in the year-ago period.

•
Non-GAAP net loss, which excludes the impact of non-cash stock-based compensation and one-time severance and related costs, was $(2.6) million for the second quarter of 2015 compared with non-GAAP net loss of $(7.5) million for the second quarter of 2014. Non-GAAP net loss per share was $(0.10) for the second quarter of 2015 compared with a non-GAAP net loss per share of $(0.30) for the second quarter of 2014.

•
Adjusted EBITDA, a non-GAAP measure, was $(0.4) million for the second quarter of 2015 compared with $(6.1) million for the second quarter of 2014. Adjusted EBITDA excludes depreciation, amortization, income tax expense, interest, stock-based compensation expense and one-time severance and related costs.

•	Cash at quarter end totaled $57.7 million, compared with $62.9 million at the end of the first quarter.

Recent Business Highlights

•	Total customer count was 2,937 at the end of the second quarter, an increase of 10 percent from 2,673 customers at the end of the second quarter of 2014.

•	Average revenue per customer, calculated on a trailing twelve-month basis, increased 3 percent to $32,022 for the second quarter, compared with $31,160 for the second quarter of 2014.

•
Fixed subscription fees were 78 percent of total revenue and variable subscription fees were 22 percent of total revenue for the second quarter of 2015. This compares to 76 percent and 24 percent, respectively, for the second quarter of 2014.

•	Subscription dollar retention rate, the primary metric that we use to measure customer retention, exceeded 100 percent for the quarter, consistent with recent performance.

•	Added new top-tier customers including ASICs America, Fragrancenet.com, HP US Supplies Organization, Philips, School Specialty, Inc. and SureGrip Footwear.

•	Sponsored Demandware's 2015 XChange Conference.

•	Integrated with Amazon Mexico to help retailers and branded manufacturers expand internationally.

•	Announced participation in Purchases on Google program, to help retailers improve mobile conversion rates.

•	Announced support for Amazon Business, Amazon’s new marketplace that is tailored for businesses.

•	Josh Christie, Vice President of Engineering, was awarded the 2015 Triangle Business Journal 40 under 40 Leadership Award.

•	Executive Chairman, Scot Wingo, hosted the Amazon & Me Workshop at the 2015 Internet Retailer Conference and Exhibition.

Exhibit 99.1

Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the third quarter and full year of 2015:

Third Quarter 2015

•	Total revenue between $23.5 million and $24.0 million.

•	Adjusted EBITDA between $(2.2) million and $(1.5) million.

•	Stock-based compensation expense between $3.3 million and $3.5 million.

•	25.2 million weighted average shares outstanding.
Full Year 2015

•	Total revenue between $95.5 million and $97.0 million.

•	Adjusted EBITDA between $(9.0) million and $(7.0) million.

•	Stock-based compensation expense between $12.8 million and $13.3 million.

•	25.2 million weighted average shares outstanding.

Conference Call Information

What:	ChannelAdvisor second quarter 2015 financial results conference call
When:	Tuesday, August 4, 2015
Time:	4:30 p.m. ET
Live Call:	(855) 638-4821, Passcode 81437329, Domestic
(704) 288-0612, Passcode 81437329, International
Webcast:	http://ir.channeladvisor.com (live and replay)

Key Operating Metrics
Number of customers includes all customers who subscribe to at least one of our solutions, but excludes customers who subscribe only to one of our legacy product offerings from prior to 2008 that are focused on solutions for lower-volume eBay sellers.
Average revenue per customer is revenue divided by the average monthly number of customers during the period.
Subscription dollar retention rate is calculated for a particular period by establishing the cohort of customers that had active contracts as of the end of the prior period. We then calculate our subscription dollar retention rate by taking the amount of fixed subscription revenue we recognized for the cohort in the period for which we are reporting the rate and dividing it by the fixed subscription revenue we recognized for the same cohort in the prior period. For this purpose any variable subscription fees paid by our customers or any implementation fees.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP

Exhibit 99.1

measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs. With respect to our expectations under "Financial Outlook" above, reconciliation of non-GAAP Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading provider of cloud-based e-commerce solutions that enable online retailers and manufacturers to integrate, manage and optimize their merchandise sales across hundreds of online channels including Amazon, Google, eBay, Facebook and more. Through automation, analytics and optimization, ChannelAdvisor customers can leverage a single inventory feed to more efficiently list and advertise products online, and connect with shoppers to increase sales. Billions of dollars in merchandise value are driven through ChannelAdvisor’s platform every year, and thousands of customers use ChannelAdvisor’s solutions to help grow their businesses. For more information, visit www.channeladvisor.com.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2015, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
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Exhibit 99.1

Media Contact:
Sarah O'Dea
ChannelAdvisor Corporation
sarah.odea@channeladvisor.com
919-228-4784
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,711	$68,366
Accounts receivable, net of allowance of $982 and $673 as of June 30, 2015 and December 31, 2014, respectively	16,405	14,619
Prepaid expenses and other current assets	6,885	4,940
Total current assets	81,001	87,925
Property and equipment, net	14,066	12,603
Goodwill	21,500	21,518
Intangible assets, net	3,617	4,083
Restricted cash	567	633
Other assets	659	285
Total assets	$121,410	$127,047
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,875	$564
Accrued expenses	8,520	7,292
Deferred revenue	18,886	16,840
Other current liabilities	2,510	2,563
Total current liabilities	31,791	27,259
Long-term capital leases, net of current portion	1,078	2,014
Other long-term liabilities	5,273	4,126
Total liabilities	38,142	33,399
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,079,887 and 24,915,510 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	25	25
Additional paid-in capital	234,291	228,370
Accumulated other comprehensive loss	(951)	(130)
Accumulated deficit	(150,097)	(134,617)
Total stockholders’ equity	83,268	93,648
Total liabilities and stockholders’ equity	$121,410	$127,047

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$24,182	$20,770	$46,772	$40,108
Cost of revenue (excluding depreciation) (1)	5,249	5,687	10,617	10,666
Depreciation - cost of revenue	1,152	732	2,200	1,485
Gross profit	17,781	14,351	33,955	27,957
Operating expenses (1):
Sales and marketing	13,553	14,240	28,911	27,880
Research and development	4,055	4,187	8,081	8,151
General and administrative	5,831	4,849	10,792	9,550
Depreciation and amortization	937	586	1,822	1,167
Total operating expenses	24,376	23,862	49,606	46,748
Loss from operations	(6,595)	(9,511)	(15,651)	(18,791)
Other income (expense):
Interest expense, net	(38)	(47)	(82)	(102)
Other income, net	120	3	126	—
Total other income (expense)	82	(44)	44	(102)
Loss before income taxes	(6,513)	(9,555)	(15,607)	(18,893)
Income tax expense	11	49	(127)	81
Net loss	$(6,524)	$(9,604)	$(15,480)	$(18,974)
Net loss per share:
Basic and diluted	$(0.26)	$(0.39)	$(0.62)	$(0.78)
Weighted average common shares outstanding:
Basic and diluted	25,017,823	24,602,089	24,974,378	24,393,260

(1) Includes stock-based compensation as follows:
Cost of revenue (excluding depreciation)	$276	$142	$539	$190
Sales and marketing	1,429	735	2,576	911
Research and development	514	232	898	298
General and administrative	1,067	1,028	2,163	1,368
	$3,286	$2,137	$6,176	$2,767

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net loss	$(15,480)	$(18,974)
Adjustments to reconcile net loss to cash and cash equivalents used in operating activities:
Depreciation and amortization	4,022	2,652
Bad debt expense	785	741
Stock-based compensation expense	6,176	2,767
Other items, net	(80)	112
Changes in assets and liabilities:
Accounts receivable	(2,228)	380
Prepaid expenses and other assets	(1,891)	(890)
Accounts payable and accrued expenses	757	(3,157)
Deferred revenue	2,042	2,261
Cash and cash equivalents used in operating activities	(5,897)	(14,108)
Cash flows from investing activities
Purchases of property and equipment	(2,745)	(5,324)
Payment of internal-use software development costs	(92)	(629)
Cash and cash equivalents used in investing activities	(2,837)	(5,953)
Cash flows from financing activities
Repayment of capital leases	(353)	(734)
Proceeds from exercise of stock options	307	1,285
Payment of statutory tax withholding related to net-share settlement of restricted stock awards	(562)	—
Cash and cash equivalents (used in) provided by financing activities	(608)	551

Effect of currency exchange rate changes on cash and cash equivalents	(1,313)	222
Net decrease in cash and cash equivalents	(10,655)	(19,288)
Cash and cash equivalents, beginning of period	68,366	104,406
Cash and cash equivalents, end of period	$57,711	$85,118

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(unaudited; in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss (GAAP)	$(6,524)	$(9,604)	$(15,480)	$(18,974)
Plus: stock-based compensation	3,286	2,137	6,176	2,767
Plus: one-time severance and related costs	656	—	656	—
Net loss (Non-GAAP)	$(2,582)	$(7,467)	$(8,648)	$(16,207)

Weighted average common shares outstanding, basic and diluted	25,017,823	24,602,089	24,974,378	24,393,260
Net loss per share, basic and diluted (Non-GAAP)	$(0.10)	$(0.30)	$(0.35)	$(0.66)

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(6,524)	$(9,604)	$(15,480)	$(18,974)
Adjustments:
Interest expense, net	38	47	82	102
Income tax (benefit) expense	11	49	(127)	81
Depreciation and amortization expense	2,089	1,318	4,022	2,652
Total adjustments	2,138	1,414	3,977	2,835
EBITDA	(4,386)	(8,190)	(11,503)	(16,139)
Stock-based compensation expense	3,286	2,137	6,176	2,767
One-time severance and related costs	656	—	656	—
Adjusted EBITDA	$(444)	$(6,053)	$(4,671)	$(13,372)

Depreciation and Amortization by Financial Statement Line Item (1)
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Sales and marketing	$301	$195	$579	$386
Research and development	117	75	222	158
General and administrative	519	316	1,021	623
Total depreciation and amortization expense attributable to operating expenses	$937	$586	$1,822	$1,167

(1) Amounts are excluded from each operating expense line item and presented separately in Depreciation and amortization on the Consolidated Statements of Operations